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Exhibit 5.1

[PROSKAUER ROSE LLP LETTERHEAD]

September 10, 2004
Superior Essex Inc. 150 Interstate North Parkway Atlanta, Georgia 30339

Re: Issuance of Shares of Common Stock pursuant to Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as counsel to Superior Essex Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1 (the "Registration Statement") relating to the sale by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 5,392,405 shares (the "Shares") of the common stock, $0.01 par value per share, of the Company (the "Common Stock").

        As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

        Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal matters" in the Registration Statement. In giving the foregoing consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

Very truly yours,
/s/ Proskauer Rose LLP

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  Exhibit 5.1